EXHIBIT 23


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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Number 333-109617 of Energas Resources, Inc. on Form S-8 of our report dated May 17, 2004, appearing in this Annual Report on Form 10-KSB/A of Energas Resources, Inc. for the year ended January 31, 2004.



Russell & Atkins, PLC

/s/ Russell & Atkins, PLC
----------------------------
Oklahoma City, Oklahoma
July 13, 2004